Exhibit 4.1

FINAL AMENDMENT AGREEMENT

FINAL AMENDMENT AGREEMENT, dated as of March 22, 2017, by and among (i) CBRE Group, Inc., a Delaware corporation formerly known as CBRE Holding, Inc. and subsequently, CB Richard Ellis Group, Inc. (the “Company”), (ii) CBRE Services, Inc. (“CBRE”), a Delaware corporation formerly known as CB Richard Ellis Services, Inc., (iii) Frederic V. Malek and (iv) Raymond E. Wirta.

RECITALS:

A. The Company, CBRE, Messrs. Malek and Wirta and certain other parties are parties to a Securityholders’ Agreement, dated as of July 20, 2001 (as amended on April 14, 2004, November 24, 2004 and August 1, 2005, the “Securityholders’ Agreement”);

B. Messrs. Malek and Wirta are together holders of a majority of the Restricted Securities held by the Securityholders; and

C. The parties hereto have agreed to amend the Securityholders’ Agreement pursuant to Section 6.6 thereof to provide for termination of its legacy terms upon the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree that the Securityholders’ Agreement is hereby amended in accordance with Section 6.6 thereof to provide that, except as provided below, all provisions of the Securityholders’ Agreement are hereby terminated with no further force or effect; provided, however, that such termination shall not apply to Section 3.9 and Section 5.4 with respect to any actions, or omissions to act, prior to the date of this Final Amendment Agreement.

Terms defined in the Securityholders’ Agreement and used herein shall have the meanings given to them in the Securityholders’ Agreement.

This Final Amendment Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and performed entirely within that state.

This Final Amendment Agreement may be executed in any number of counterparts (including facsimile or other electronic transmission), each of which will be deemed to be an original and all together will be deemed to be one instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Final Amendment Agreement as of the date first written above.

CBRE GROUP, INC.

By:	/s/ Laurence H. Midler
Name: Laurence H. Midler
Title: EVP and General Counsel

CBRE SERVICES, INC.

By:	/s/ Laurence H. Midler
Name: Laurence H. Midler Title: EVP and General Counsel

/s/ Frederic V. Malek
Frederic V. Malek

/s/ Raymond E. Wirta
Raymond E. Wirta

[Signature Page to Final Amendment Agreement]